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Exhibit 13.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statements, No. 333-220736 on Form F-3, and No. 333-203139 on Form S-8, of our reports dated March 3, 2020, relating to the consolidated financial statements of GasLog Partners LP, and the effectiveness of GasLog Partners LP's internal control over financial reporting, appearing in this Annual Report on Form 20-F of GasLog Partners LP for the year ended December 31, 2019.

Deloitte LLP

London, United Kingdom

March 3, 2020

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  Exhibit 13.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM